SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  September 30, 1999

                          TOP SOURCE TECHNOLOGIES INC.
             (Exact name of Registrant as Specified in its Charter)

    Delaware                      333-56083              84-1027821
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File  No.)           Identification No.)


                          7108 Fairway Drive, Suite 200
                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756
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Item 5.  Acquisition or Disposition of Assets.

          On September 30, 1999, Top Source Technologies, Inc. sold substantially all of the assets of its 85% owned subsidiary, Top Source Automotive, Inc. ("TSA") and certain of its intellectual property assets relating to TSA'S overhead sound system to Onkyo America, Inc. for a total consideration of $10,000,000 as more particularly described in the exhibits to this report. Additionally, Onkyo America, Inc. assumed approximately $750,000 of liabilities of TSA.


Item 7.  Financial Statements and Exhibits.

Exhibit No.                Exhibit

    2.1                    Asset Purchase Agreement, dated   September 30, 1999
                           by  and  among  Top  Source
                           Technologies, Inc. and Onkyo America, Inc.

    2.2                    Press Release dated October 4, 1999




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TOP SOURCE TECHNOLOGIES, INC.



                                       By: s/ William C. Willis, Jr.__________
                                              William C. Willis, Jr.
Date:  October 14, 1999                   Chairman and Chief Executive Officer